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                      Consent of Independent Accountants

We hereby consent to the references to us in the Institutional Prospectus, Retail Prospectus and the Statement of Additional Information constituting parts of this Post-Effective Amendment No. 35 to the registration statement on Form N-1A (the "Registration Statement") of the PIMCO Funds: Pacific Investment Management Series as "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



/s/Price Waterhouse LLP
Price Waterhouse LLP



Kansas City, Missouri
April 30, 1997